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                                                                   Exhibit 12.1

                        PXRE GROUP LTD. AND SUBSIDIARIES

             COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED
             CHARGES AND RATIO OF CONSOLIDATED EARNINGS TO COMBINED
                      FIXED CHARGES AND PREFERRED DIVIDENDS
                          (In thousands, except ratios)

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
                                                Six Months Ended                                    Year Ended
                                                     June 30,                                       December 31,
                                              ---------------------   -------------------------------------------------------------
                                                2003        2002        2002         2001         2000         1999         1998
                                              ---------   ---------   ---------    ---------    ---------    ---------    ---------
Net income                                    $  45,085   $  37,276   $  64,545    $ (17,967)   $ (10,800)   $ (42,139)   $   2,679
Income taxes                                      1,880       8,196      17,829       (4,532)     (12,006)     (13,149)      (1,661)
                                              ---------   ---------   ---------    ---------    ---------    ---------    ---------
                                              $  46,965   $  45,472   $  82,374    $ (22,499)   $ (22,806)   $ (55,288)   $   1,018
Fixed charges:
Interest expense                                  7,037       5,922      11,585       13,301       13,653       12,705       10,323
Appropriated portion (1/3) of rentals               366         546       1,205          873          953          718          490
Interest expense on premiums withheld under
  ceded reinsurance contracts                     4,700       5,000       9,800    $       0    $       0    $       0    $       0
                                              ---------   ---------   ---------    ---------    ---------    ---------    ---------
     Total fixed charges                         12,103      11,468      22,590       14,174       14,606       13,423       10,813
                                              ---------   ---------   ---------    ---------    ---------    ---------    ---------
Earnings (loss) before income taxes and
  fixed charges                               $  59,068   $  56,940   $ 104,964    $  (8,325)   $  (8,200)   $ (41,865)   $  11,831
                                              ---------   ---------   ---------    ---------    ---------    ---------    ---------
Preferred dividend requirements               $   6,427   $   2,900   $   9,077    $       0    $       0    $       0    $       0
                                              ---------   ---------   ---------    ---------    ---------    ---------    ---------
Ratio of pre-tax income to net income              1.04        1.22        1.28         1.25         2.11         1.31         0.38
                                              ---------   ---------   ---------    ---------    ---------    ---------    ---------
Preferred dividend factor                     $   6,695   $   3,538   $  11,584    $       0    $       0    $       0    $       0
Total fixed charges                              12,103      11,468      22,590       14,174       14,606       13,423       10,813
                                              ---------   ---------   ---------    ---------    ---------    ---------    ---------
Total fixed charges and preferred dividends   $  18,798   $  15,006   $  34,174    $  14,174    $  14,606    $  13,423    $  10,813
                                              ---------   ---------   ---------    ---------    ---------    ---------    ---------
Ratio of earnings to fixed charges                 4.88        4.97        4.65        (0.59)       (0.56)       (3.12)        1.09
                                              ---------   ---------   ---------    ---------    ---------    ---------    ---------
Ratio of earnings to combined fixed charges
  and preferred dividends                          3.14        3.79        3.07        (0.59)       (0.56)       (3.12)        1.09
                                              ---------   ---------   ---------    ---------    ---------    ---------    ---------

                                                                                   ---------    ---------    ---------
Deficiency in ratio                                                                   22,499       22,806       55,288
                                                                                   =========    =========    =========
Deficiency in combined ratio                                                          22,499       22,806       55,288
                                                                                   =========    =========    =========
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